EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement Nos. 333-28965, 333-31865, 333-31867, 333-31869, 333-31871, 333-89629, 333-51812, 333-51818, 333-51822, 333-58792 and 333-125190 on Form S-8; Post-effective Amendment No. 1 to Registration Statement No. 333-59125 on Form S-8; and Registration Statement No. 333-138511 on Form S-3 of General Cable Corporation of our report dated September 14, 2007 relating to the financial statements of the entities comprising Phelps Dodge International, which appears in the Current Report on Form 8-K/A of General Cable Corporation dated October 29, 2007.
PricewaterhouseCoopers LLP
Phoenix, Arizona
January 14, 2008

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